UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2017 (August 3, 2017)

GLOBAL PARTNER ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37523	47-4078206
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Rockefeller Plaza 11th Floor New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 756-2877

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2017, in connection with the Meeting (as defined below), Global Partner Acquisition Corp. (the “Company”) entered into the Amendment to Trust Agreement (as defined below) with Continental Stock Transfer & Trust Company (“Continental”), pursuant to which the date on which to commence liquidation of the trust account (the “Trust Account”) established in connection with the Company’s initial public offering was extended from August 4, 2017 to November 6, 2017 (or February 5, 2018 if the Company has executed a definitive agreement for an initial business combination by November 6, 2017). A copy of the Amendment to Trust Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 3, 2017, in connection with the Meeting, the Company filed with the Secretary of State of Delaware an Amendment No.1 to the Amended and Restated Certificate of Incorporation, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 3, 2017, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved the following items: (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation extending the date by which the Company must consummate its initial business combination and the date for cessation of operations of the Company if the Company has not completed an initial business combination from August 4, 2017 to November 6, 2017 (or February 5, 2018 if the Company has executed a definitive agreement for an initial business combination by November 6, 2017) or such earlier date as determined by the Board of Directors of the Company (the “Extension Amendment Proposal”), (ii) an amendment (the “Amendment to Trust Agreement”) to the Investment Management Trust Agreement (the “Trust Agreement”) between the Company and Continental extending the date on which to commence liquidation of the Trust Account in accordance with the Trust Agreement, as amended by the Amendment to Trust Agreement, from August 4, 2017 to November 6, 2017 (or February 5, 2018 if the Company has executed a definitive agreement for an initial business combination by November 6, 2017) (the “Trust Amendment Proposal”) and (iii) the adjournment of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the Extension Amendment Proposal and the Trust Amendment Proposal (the “Adjournment Proposal”).

Set forth below are the final voting results for each of the proposals:

(i) Approval of the Extension Amendment Proposal.

For	Against	Abstain	Broker Non-Votes
18,766,619	66,742	0	0

(ii) Approval of the Trust Amendment Proposal.

For	Against	Abstain	Broker Non-Votes
18,766,619	66,742	0	0

(iii) Approval of the Adjournment Proposal.

For	Against	Abstain	Broker Non-Votes
18,766,619	64,742	2,000	0

Shareholders holding 3,416,480 public shares exercised their right to redeem such public shares into a pro rata portion of the Trust Account. As a result, an aggregate of approximately $34.3 million was removed from the Trust Account to pay such holders.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation

10.1	Amendment No. 1 to Investment Management Trust Agreement, dated August 3, 2017, by and between Global Partner Acquisition Corp. and Continental Stock Transfer & Trust Company

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2017

GLOBAL PARTNER ACQUISITION CORP.

By:	/s/ Andrew Cook
Name: Andrew Cook
Title: Chief Financial Officer

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